As filed with the Securities and Exchange Commission on August 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POET TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Province of Ontario, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

120 Eglinton Avenue East, Ste. 1107

Toronto, Ontario

M4P 1E2, Canada (604) 602-0001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005-1400

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661-3693 Attn: Mark D. Wood Alyse Sagalchik Timothy Kirby (312) 902-5200	Bennett Jones LLP 3400 One First Canadian Place P.O. Box 130 Toronto, Ontario M5X 1A4, Canada Attn: James Clare Christopher Doucet (416) 777-6245

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment, which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept your offer to buy any of them until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 9, 2023

PROSPECTUS

POET TECHNOLOGIES INC.

$150,000,000

Common Shares

Debt Securities

Subscription Receipts

Warrants

Units

POET Technologies Inc. may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities so listed. The total aggregate offering price for these securities will not exceed $150,000,000 (or the equivalent thereof in other currencies).

These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time we offer and sell securities, we will provide the specific terms of those securities, and the manner in which they are being offered, in a supplements to this prospectus. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus, any post-effective amendment and the applicable prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, carefully before you invest in any of our securities. Where required by statute, regulation or policy, and where securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities. This prospectus does not qualify in any of the provinces or territories of Canada the distribution of the securities to which it relates.

The head and registered office of POET Technologies Inc. is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, and our telephone number is (416) 368-9411.

The outstanding common shares in the capital of POET Technologies Inc. are listed and posted for trading on the TSX Venture Exchange (the “TSXV”) under the symbol “PTK” and on The Nasdaq Capital Market (“Nasdaq”) under the symbol “POET.” On August 8, 2023, the closing price of our common shares on the TSXV and Nasdaq was CAD$5.51 and US$4.15 per common share, respectively. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the prospectus supplement on Nasdaq or any other securities market or other securities exchange.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 9, 2023.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any such offering. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. You should read the information in this prospectus and the applicable prospectus supplement (and any free writing prospectuses) together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

Owning securities may subject you to tax consequences in the U.S. and/or Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or in any prospectus supplement or related free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus is accurate only as of the date on the front cover of this prospectus or the applicable prospectus supplement or free writing prospectus, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website under the heading “Where You Can Find More Information.”

Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which we refer to as IFRS, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “POET” and the “Company” refer to POET Technologies Inc. and our subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus or in any prospectus supplement, including the documents incorporated by reference herein or therein, are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus and any prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars. References to “$,” “US$” or “USD$” are to U.S. dollars and references to “CAD$” are to Canadian dollars.

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Where You Can Find More Information

Copies of the documents incorporated herein by reference may be obtained on request, without charge, from the Corporate Secretary of POET at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, telephone: (416) 368-9411. Those documents are also available electronically through the SEC’s EDGAR website at www.sec.gov/EDGAR. The Company’s filings on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) and EDGAR, including the documents filed as exhibits thereto, are not incorporated by reference in this prospectus except as specifically set out herein.

In addition to being subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and, in accordance therewith, filing reports and other information with the SEC on EDGAR, the Company has continuous disclosure obligations under the securities laws of the provinces and territories of Canada. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, which the Company elects to take advantage of in certain cases but, the Company’s reports and other information filed with the SEC may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the U.S. In addition, as a foreign private issuer, we are exempt from certain rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies in certain instances or follow certain other rules and regulations applicable to U.S. public companies. See “Risk Factors.”

This prospectus is a part of a registration statement on Form F-3 filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities. This prospectus, including the documents incorporated by reference herein, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the securities, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Our annual report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 31, 2023 (the “Annual Report”);

●	Our report on Form 6-K, furnished to the SEC on May 16, 2023, with respect to our condensed consolidated interim financial statements for the three months ended March 31, 2023, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “Interim MD&A”); and

●	The description of our common shares contained in Exhibit 2.0 to our annual report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on April 29, 2020, and any amendments and reports updating such description.

Each prospectus supplement containing the specific terms of any offering of the Company’s securities, if any, will be filed with the SEC and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of the Company’s securities to which that prospectus supplement pertains.

In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

POET Technologies Inc.

Attention: Corporate Secretary

Suite 1107, 120 Eglinton Avenue East Toronto

Ontario, M4P 1E2Canada

(416) 368-9411

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Forward-Looking Statements

This prospectus and the documents that are incorporated by reference herein and therein may contain “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively, “forward-looking information”). Forward-looking information may relate to our future financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans,” “targets,” “expects,” “does not expect,” “is expected,” “scheduled,” “estimates,” “outlook,” “intends,” “anticipates,” “does not anticipate,” “believes,” or variations (including negative and grammatical variations) of such words and phrases or state that certain actions, events or results “may,” “could,” “would,” “might,” “will,” “will be taken,” “occur” or “be achieved.” In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

This forward-looking information includes, among other things, statements relating to:

●	the Company’s expectations regarding its anticipated revenue, expenses and operations;

●	the Company’s anticipated cash needs, its needs for additional financing or funding costs;

●	the Company’s plans for and timing of expansion of its products and services;

●	the Company’s future growth plans;

●	the Company’s ability to attract and retain personnel;

●	the Company’s competitive position and the regulatory environment in which the Company operates;

●	anticipated trends and challenges in the Company’s business and the markets in which it operates; and

●	the completion of any offering of securities.

This forward-looking information and other forward-looking information are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. There can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Given these assumptions, investors should not place undue reliance on this forward-looking information. Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors that are discussed in greater detail or incorporated by reference in the section entitled “Risk Factors” or elsewhere in, or incorporated by reference into this prospectus, including, without limitation, risks:

●	associated with our history of operating losses;

●	associated with the Company’s need for additional financing in the future, which may not be available on acceptable terms or at all;

●	that the Company will not be able to compete in the highly competitive semiconductor and photonics markets;

●	that the Company’s objectives will not be met within the timelines the Company expects or at all;

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●	associated with engineering, product development and manufacturing;

●	associated with successfully protecting patents and trademarks and other intellectual property;

●	associated with joint venture development;

●	concerning the need to control costs and the possibility of unanticipated expenses;

●	that the trading price of the common shares will be volatile;

●	that shareholders’ interests will be diluted through future security offerings as well as exercises of currently outstanding convertible securities;

●	that the Company’s business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing, and which could subject the Company to claims or otherwise harm the Company’s business;

●	that the Company is a “foreign private issuer” under U.S. securities laws and in certain cases utilizes “MJDS,” and as a result, is subject to disclosure obligations different from requirements applicable to U.S. domestic registrants listed on Nasdaq;

●	that the Company could lose its foreign private issuer status and/or MJDS eligibility in the future, which could result in significant additional costs and expenses to the Company and adversely affect its ability to raise capital in the U.S.;

●	that, if the Company were to be a passive foreign investment company for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, U.S. holders of the common shares (or securities exercisable for or convertible into the common shares) may suffer adverse tax consequences; and

●	the other factors discussed under the heading “Risk Factors” in the Annual Report and the Interim MD&A.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in “Risk Factors” in this prospectus, the Annual Report, the Interim MD&A and other documents incorporated by reference herein should be considered carefully by readers.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this prospectus and in the information incorporated by reference herein and therein represents our expectations as of the date of this prospectus (or as of the date such forward-looking information is otherwise stated to be made), and is subject to change after such date. However, we disclaim any intention, obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws. All of the forward-looking information contained in this prospectus and in the information incorporated by reference herein and therein is expressly qualified by the foregoing cautionary statements. Investors should read this entire prospectus and any applicable prospectus supplement and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the securities of the Company.

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About The Company

General

The legal and commercial name of the Company is POET Technologies Inc. The Company was originally incorporated under the British Columbia Company Act on February 9, 1972 as Tandem Resources Ltd. On November 14, 1985, Tandem Resources Ltd. amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd., to continue as one company under the name Tandem Resources Ltd. under the British Columbia Company Act. By Articles of Continuance dated January 3, 1997, Tandem Resources Ltd. was continued under the Business Corporations Act (Ontario) (the “OBCA”). By Articles of Amendment dated September 26, 2006, Tandem Resources Ltd. changed its name to OPEL International Inc. By Certificate of Continuance dated January 30, 2007, OPEL International Inc. was continued under the New Brunswick Business Corporations Act. By Articles of Continuance dated November 30, 2010, OPEL International Inc. was continued under the OBCA and changed its name to OPEL Solar International Inc. By Articles of Amendment dated August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment dated July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Company is an Ontario-based corporation governed by the OBCA.

The Company’s head and registered office is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2 our telephone number is (416) 368-9411. The Company’s website is www.poet-technologies.com.

Intercorporate Structure

Description of the Business

POET designs, develops, manufactures and sells integrated opto-electronic solutions for data communications, telecommunications and artificial intelligence markets. POET has developed and is marketing its proprietary POET Optical InterposerTM, a novel platform that allows the seamless integration of electronic and photonic devices onto a single chip using advanced wafer-level semiconductor manufacturing techniques. The semiconductor industry has adopted the term “Wafer-Level Chip-Scale Packaging” (or WLCSP) to describe similar approaches within the semiconductor industry. POET’s Optical Interposer eliminates costly components and labor-intensive assembly, alignment, and testing methods employed in conventional photonics. The cost-efficient integration scheme and scalability of the POET Optical Interposer brings value to devices or systems that integrate electronics and photonics, including high-growth areas of communications and computing, such as high-speed networking for cloud service providers and data centers, 5G networks, machine-to-machine communication, sometimes referred to as the “Internet of Things” (IoT), self-contained “edge” computing applications, such as accelerators for Artificial Intelligence - Machine Learning (AI-ML) systems and sensing applications, such as LIDAR systems for autonomous vehicles and point-of-use health care products.

Transfer Agent and Registrar

The transfer agent and registrar of the Company’s common shares is Computershare Trust Company of Canada, 510 Burrard Street, 3rd Floor, Vancouver, British Colombia, V6C 3B9.

Listing

Our common shares are listed and posted for trading on the TSXV under the symbol “PTK” and on Nasdaq under the symbol “POET.”

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Risk Factors

Investing in our securities involves a high degree of risk. Please see the “Risk Factors” section in any prospectus supplement and in our most recent Annual Report on Form 20-F, along with any disclosure related to the risk factors contained in our subsequent reports, in each case which are incorporated by reference in this prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

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Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be described in more detail in one or more prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $150,000,000. The actual per share price of the securities that we will offer pursuant hereto, if any, will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution” below.

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Material Changes

Except as otherwise disclosed in this prospectus, there have been no material changes to our operations that have occurred since December 31, 2022, and that have not been described in a report on Form 6-K, including the documents filed as exhibits thereto, filed or furnished under the U.S. Exchange Act and incorporated by reference into this prospectus.

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Reasons for the Offer and Use of Proceeds

Unless otherwise indicated in a prospectus supplement relating to a particular offering of securities, the net proceeds to be received by the Company from the issue and sale from time to time of the securities, if any, will be used for general working capital purposes related to research and development of its optical engines for transceivers and light source modules for the AI market, capital asset purchases and selling and general and administrative expenses. The Company currently has a negative operating cash flow, which may continue for the foreseeable future. During the fiscal year ended December 31, 2022 and three-month period ended March 31, 2023, the Company had negative cash flow from operating activities. The Company anticipates it will continue to have negative cash flow from operating activities in future periods until sustained profitable commercial production is achieved on its main products and projects. As a result, if necessary, certain of the net proceeds may be used to fund such negative cash flow from operating activities in future periods.

Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to a specific offering.

While the Company intends to spend the net proceeds of the offering of securities pursuant to this prospectus as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable. The actual amount that the Company spends in connection with each of the intended uses of proceeds will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein.

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Description of Share Capital and Memorandum and Articles of Association

The authorized capital of the Company consists of an unlimited number of common shares, without par value, of which there were 40,516,799 common shares issued and outstanding as of July 31, 2023, and one special voting share, of which there were nil special voting shares issued and outstanding as of July 31, 2023. Our common shares are listed and posted for trading on the TSXV under the symbol “PTK” and on Nasdaq under the symbol “POET”.

As of July 31, 2023, the Company had 703,818 share purchase warrants outstanding as follows:

Number of Share Purchase Warrants	Exercise Price (CAD$)	Expiry Date
95,000	$5.00	August 2, 2023
45,500	$5.00	September 19, 2023
563,318	$4.95	December 2, 2025
703,818

Certain of these warrants are subject to anti-dilution adjustment based upon the outstanding common shares at the time of exercise.

The Company has also issued incentive options to certain directors, officers, and consultants of the Company. As at July 31, 2023, the following options were outstanding and exercisable:

Number of Options	Exercise Price (CAD$)	Expiry Date
60,000	8.60	07-Jul-2026
12,500	9.20	18-Jul-2026
100,000	6.20	02-Nov-2026
50,000	3.85	16-Jan-2027
373,400	2.80	13-Jul-2027
4,500	2.80	01-Sep-2027
52,500	3.00	05-Sep-2027
1,225	3.40	14-Sep-2027
1,175	3.60	20-Sep-2027
487,000	5.20	28-Mar-2028
169,467	3.30	21-Jun-2028
7,000	2.60	03-Aug-2028
24,500	2.65	13-Dec-2028
4,000	3.40	27-Mar-2029
822,667	3.80	29-May-2029
332,400	3.30	04-Nov-2029
3,549	4.20	06-Feb-2030
119,500	2.95	17-Mar-2030
3,750	4.30	01-Apr-2030
620,789	5.30	11-Jun-2030
22,460	5.00	04-Dec-2030
135,000	8.10	08-Jan-2031
405,625	11.90	06-Apr-2031
65,000	10.90	22-Jun-2031
30,000	11.10	16-Jul-2026
105,000	10.60	11-Oct-2031
50,000	10.30	15-Nov-2031
100,000	8.20	01-Dec-2031
110,000	8.73	06-Apr-2032
100,000	7.97	10-May-2032
4,745	7.16	01-Jun-2032
5,194	6.59	21-Jun-2032
5,000	5.61	05-Aug-2032
400,000	3.83	19-Oct-2032
20,000	6.25	08-Feb-2033
30,000	5.46	05-May-2033
15,000	3.60	06-Dec-2029
15,000	3.60	06-Dec-2029
676,250	3.54	11-Nov-2032
718,894	4.00	11-Nov-2032
88,750	2.80	13-Jul-2027
12,000	2.80	13-Jul-2027
25,000	3.70	15-Jan-2030
25,000	3.70	15-Jan-2030
15,473	5.20	28-Mar-2028
162,170	5.70	14-Jul-2023
6,591,483

History of Share Capital

A discussion of the changes in the Company’s share capital for the years ending December 31, 2022, 2021 and 2020 is contained in notes 11, 12, 13 and 14 to our historical annual consolidated financial statements included in our Annual Report on Form 20-F filed with the SEC on March 31, 2023 (File No. 000-55135) and is incorporated by reference herein.

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The following table includes changes to the Company’s share capital occurring subsequent to those changes disclosed in our Annual Report:

Date of Issuance	Description	Number of Securities	Issue Price / Exercise Price ($)	Total Gross Consideration
3/29/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
3/29/2023	Warrant exercise	15,600 Common Shares	5.00	78,000.00
3/29/2023	Warrant exercise	5,000 Common Shares	5.00	25,000.00
3/31/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
4/03/2023	Warrant exercise	81,250 Common Shares	5.00	406,250.00
4/27/2023	Warrant exercise	42,500 Common Shares	5.00	212,500.00
5/02/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
5/02/2023	Warrant exercise	50,000 Common Shares	5.00	250,000.00
5/02/2023	Warrant exercise	15,000 Common Shares	5.00	75,000.00
5/02/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
5/04/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/05/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
5/05/2023	Grant of Stock Options	30,000 Stock Options	5.46	—
5/08/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
5/09/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/15/2023	Stock Option exercise	2,800 Common Shares	2.80	7,840.00
5/15/2023	Warrant exercise	6,000 Common Shares	5.00	30,000.00
5/17/2023	Warrant exercise	62,500 Common Shares	5.00	312,500.00
5/18/2023	Stock Option exercise	800 Common Shares	2.80	2,240.00
5/23/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/24/2023	Stock Option exercise	7,500 Common Shares	3.30	24,750.00
5/25/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/26/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/29/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/30/2023	Warrant exercise	9,000 Common Shares	5.00	45,000.00
5/30/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
5/30/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
06/01/2023	Warrant exercise	38,000 Common Shares	5.00	190,000.00
06/02/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
06/02/2023	Warrant exercise	20,000 Common Shares	5.00	100,000.00
06/05/2023	Stock Option exercise	4,600 Common Shares	3.30	15,180.00
06/07/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
06/08/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
06/09/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
06/12/2023	Stock Option exercise	5,000 Common Shares	2.80	14,000.00
6/14/2023	Stock Option exercise	10,000 Common Shares	2.65	26,500.00
6/15/2023	Stock Option exercise	13,000 Common Shares	3.30	42,900.00
6/16/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
6/19/2023	Stock Option exercise	7,500 Common Shares	3.30	24,750.00
6/20/2023	Stock Option exercise	7,500 Common Shares	3.30	24,750.00
6/20/2023	Stock Option exercise	562 Common Shares	2.80	1,573.60
6/21/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/05/2023	At-the-Market sale	500 Common Shares	5.85	2,925.00
7/06/2023	At-the-Market sale	49,400 Common Shares	6.00	296,400.00
7/07/2023	Stock Option exercise	7,500 Common Shares	3.30	24,750.00
7/07/2023	At-the-Market sale	40,900 Common Shares	6.00	245,400.00
7/07/2023	At-the-Market sale	7,321 Common Shares	5.96	43,633.16
7/10/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/11/2023	At-the-Market sale	30,000 Common Shares	5.81	174,384.33
7/11/2023	At-the-Market sale	7,100 Common Shares	5.83	41,393.00
7/12/2023	At-the-Market sale	10,200 Common Shares	5.80	59,168.00
7/13/2023	At-the-Market sale	16,100 Common Shares	5.76	92,780.00
7/14/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
7/14/2023	Grant of Stock Options	162,170 Stock Options	5.70	—
7/17/2023	At-the-Market sale	5,600 Common Shares	5.70	31,932.00
7/17/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
7/19/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/20/2023	At-the-Market sale	21,900 Common Shares	5.62	123,078.00
7/20/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/21/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/31/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
7/31/2023	Stock Option exercise	15,000 Common Shares	5.00	75,000.00

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Memorandum and Articles of Association

The Company was originally incorporated under the British Columbia Company Act on February 9, 1972 as Tandem Resources Ltd. (“Tandem”). Subsequently, Tandem amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd. pursuant to Articles of Amalgamation on November 14, 1985, with Tandem as the successor amalgamated entity. Tandem then filed an Articles of Continuance on January 3, 1997 and continued from under the laws of the province of British Columbia to under the laws of the province of Ontario. Tandem changed its name to OPEL International Inc. by Articles of Amendment on September 26, 2006. OPEL International Inc. was continued under the New Brunswick Business Corporations Act on January 30, 2007, then back to Ontario by Articles of Continuance on November 30, 2010, changing its name to OPEL Solar International Inc. By Articles of Amendment on August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies, Inc. By Articles of Amendment on July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. The Company filed Articles of Amendment on February 24, 2022 to consolidate all of its issued and outstanding common shares on a 10:1 basis. Today, the Company is an Ontario corporation governed by the OBCA. The following is a summary of certain key provisions of our constating documents and certain related sections of the OBCA. This is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our constating documents attached as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 31, 2023.

Register, Entry Number and Purposes

Our Articles of Continuance became effective on November 30, 2010, with the latest Articles of Amendment filed on February 24, 2022. Our corporation number in Ontario is 641402. The articles of the Company, as amended to date (collectively, the “Articles”), do not contain a statement of the Company’s objects and purposes. The Articles provide that there are no restrictions on business that the Company may carry on or the powers the Company may exercise as permitted under the OBCA.

Board of Directors

Pursuant to our Amended and Restated By-Law No. 1 (as amended from time to time, the “bylaws”) and the OBCA, a director or officer who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to, a material contract or proposed material contract with the Company, shall disclose the nature and extent of his interest at the time and in the manner provided by the OBCA. With respect to any material contract or transaction or proposed material contract or transaction that, in the ordinary course of the corporation’s business, would not require approval by the directors or shareholders, a director or officer shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest forthwith after the director or officer becomes aware of the contract or transaction or proposed contract or transaction. A director interested in a contract referred to the Board shall not vote on any resolution to approve the same unless the contract or transaction: (i) relates primarily to his or her remuneration as a director of the Company or an affiliate; (ii) is for indemnity or insurance of or for the director or officer as permitted by the OBCA; or (iii) is with an affiliate.

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Directors shall be paid such remuneration for their services as the Board may determine by resolution from time to time, and will be entitled to reimbursement for traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Neither the Company’s articles nor bylaws require an independent quorum for voting on director compensation. Directors are not precluded from serving the Company in any other capacity and receiving remuneration therefor, subject to certain director independence requirements in accordance with applicable laws. A director is not required to hold shares of the Company. There is no age limit requirement respecting the retirement or non-retirement of directors.

The directors may sign the name and on behalf of the Company, or appoint any officer or officers or any other person or persons on behalf of the Company either to sign on behalf of the Company, all instruments in writing and any instruments in writing so signed shall be binding upon the Company without further authorization or formality. Nothing in the Company’s bylaws limits or restricts the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

Rights, Preferences and Restrictions Attaching to Each Class of Shares

The holders of common shares are entitled to vote at all meetings of the shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each common share carries with it the right to one vote. The holder of the special voting share, if any, is entitled to a number of votes as is equal to the number of common shares that may be acquired upon exercise of the holder of the exchange rights attached to all outstanding shares of exchangeable common shares of the Company (the “Exchangeable Shares”) as of the close of business on the record date for the applicable meeting. The holders of common shares and the holder, if any, of the special voting share vote together as a single class on all matters, unless voting as a separate class is required by applicable law. Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Company, the holders of the common shares are entitled to receive any dividends declared and payable by the Company on the common shares. Dividends may be paid in money or property or by issuing fully paid shares of the Company. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Company, the holders of the common shares are entitled to receive the remaining property of the Company upon dissolution.

Special voting shares shall be automatically redeemed by the Company without the requirement to provide any prior notice to the holder of the special voting share, immediately once no Exchangeable Shares or rights or options to acquire Exchangeable Shares, remain outstanding (a “Redemption Event”). Following the occurrence of a Redemption Event, the Company shall pay to the holder of the special voting share an amount equal to the stated capital attributable to the special voting share as a class as shown on the books of the Company at the time of the Redemption Event.

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No shares have been issued subject to call or assessment. Other than as outlined above, there are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds. The common shares must be issued as fully-paid and non-assessable, and are not subject to further capital calls by the Company. The common shares are without par value. All of the common shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends.

The special voting share is not issued or outstanding.

Annual and Special Shareholders’ Meetings

The OBCA provides that the directors of a corporation shall call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting. The OBCA also provides that, in the case of an offering corporation, the directors shall place before each annual meeting of shareholders, the financial statements required to be filed under the Securities Act (Ontario) and the regulation thereunder relating to the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting and the immediately preceding financial year, if any.

The Board has the power to call a special meeting of shareholders at any time.

Notice of the date, time and location of each meeting of shareholders must be given not less than 21 days or more than 50 days before the date of each meeting to each director, to the auditor of the Company and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. In addition, as the Company is a reporting issuer under Canadian securities laws, the Company is subject to the proxy solicitation requirements under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, which prescribes, among other things, (i) notification of meeting and record dates at least 25 days before the record date, (ii) establishment of a record date no fewer than 30 and no more than 60 days before the meeting date, and (iii) delivery of proxy-related materials at least 21 days before the meeting date, except where the Company uses notice-and-access (in which case, notices and delivery would be subject to such notice-and-access timelines) and/or abridges the prescribed timelines (where available).

Notice of a meeting of shareholders called for any other purpose other than consideration of the minutes of an earlier meeting, financial statements, reports of the directors or auditor, setting or changing the number of directors, the election of directors and reappointment of the incumbent auditor, must state the general nature of the special business in sufficient detail to permit the shareholder to form a reasoned judgment on such business, must state the text of any special resolution to be submitted to the meeting, and must, if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it, a copy of the document or state that a copy of the document will be available for inspection by shareholders at the Company’s records office or another accessible location.

15

The only persons entitled to be present at a meeting of shareholders are those entitled to vote, the directors of the Company and the auditor of the Company. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. In circumstances where a court orders a meeting of shareholders, the court may direct how the meeting may be held, including who may attend the meeting.

Limitations on Rights to Own Securities

No share may be issued until it is fully paid.

Neither Canadian law nor our articles or bylaws limit the right of a non-resident to hold or vote common shares of the Company, other than as provided in the Investment Canada Act (the “ICA”).The ICA requires any person that is non-Canadian (as defined in the ICA) who acquires “control” (as defined in the ICA) of an existing Canadian business to file a pre-closing application for review or notification with Innovation, Science and Economic Development Canada.

An acquisition of control is a reviewable transaction where prescribed financial thresholds are exceeded. For example, a direct acquisition of control of a Canadian business (outside of the cultural sector) by a non-Canadian that is controlled by nationals of a specified trade agreement state (the European Union, the United States, Mexico, Australia, Brunei, Chile, Colombia, Honduras, Japan, Malaysia, New Zealand, Panama, Peru, Singapore, South Korea, the United Kingdom or Vietnam), or a sale of a Canadian business when it is controlled by nationals of these nations, is subject to mandatory pre-closing review if the enterprise value of the Canadian business is CAD$1.931 billion or more. For investments by investors controlled by nationals of a World Trade Organization (“WTO”) member state that is not a trade agreement state, the direct acquisition of control of a Canadian business, or the sale of a Canadian business controlled by a WTO investor, is subject to mandatory pre-closing review if the enterprise value of the Canadian business is CAD$1.287 billion or more. Different review thresholds apply if the investor and seller are not WTO nationals or if the investor is a state-owned enterprise, or if there is an acquisition of a Canadian cultural business. In these situations, much lower thresholds apply and are based on the total worldwide book value assets of the Canadian business, rather than its enterprise value. The ICA generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the acquisition is likely to be of a net benefit to Canada.

Where the acquisition of control of a Canadian business by a non-Canadian does not meet the prescribed review thresholds, the investor is required to file a notification no later than 30 days after the completion of the transaction.

A non-Canadian would be deemed to acquire control of the Company for purposes of the ICA if he or she acquired a majority of the common shares of the Company. The acquisition of less than a majority, but at least one-third of the shares, would be presumed to be an acquisition of control of the Company, unless it could be established that the Company is not controlled in fact by the acquirer through the ownership of the shares.

Certain transactions involving our common shares would be exempt from the ICA, including:

●	an acquisition of the shares if the acquisition were made in the ordinary course of that person’s business as a trader or dealer in securities;

16

●	an acquisition of control of the Company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; and

●	an acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the Company, through the ownership of voting interests, remains unchanged.

Under the national security regime in the ICA, the Canadian federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such investments by a non-Canadian could be “injurious to national security.” Review on national security grounds is at the discretion of the Canadian federal government and may occur on a pre- or post-closing basis.

Procedures to Change the Rights of Shareholders

In order to change the rights of our shareholders with respect to certain fundamental changes as described in Section 168 of the OBCA, the Company would need to amend our articles to effect the change. Such an amendment would require the approval of holders of two-thirds of the votes of the Company’s common shares, and any other shares carrying the right to vote at any general meeting of the shareholders of the Company, cast at a duly called special meeting. The OBCA also provides that a sale, lease or exchange of all or substantially all of the property of a corporation other than in the ordinary course of business of the corporation likewise requires the approval of the shareholders at a duly called special meeting. For such fundamental changes and sale, lease and exchange, a shareholder is entitled under the OBCA to dissent in respect of such a resolution amending the articles and, if the resolution is adopted and the Company implements such changes, demand payment of the fair value of the shareholder’s common shares.

Impediments to a Change of Control

The take-over bid regime in Canada is governed by, among other things, National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”). Under NI 62-104, a “take-over bid” is defined as an offer to acquire the outstanding voting securities or equity securities of a class made to one or more persons or companies in a jurisdiction of Canada (also referred to as a local jurisdiction) or whose last address on the books of the target company is in the local jurisdiction, where the securities subject to the offer, together with the offeror’s securities, constitute 20% or more of the outstanding securities of the class.

Pursuant to NI 62-104, all non-exempt take-over bids are required to abide by certain technical requirements, including:

(1)	Initial Deposit Period – The offer must remain open for an initial deposit period of at least 105 days from the date of the bid. A shorter initial deposit period (not less than 35 days from the date of the bid) is available in circumstances where a target company issues a deposit period news release in respect of a proposed or commenced take-over bid. In this circumstance, an outstanding or subsequent competing take-over bid may avail itself of the shorter deposit period specified in the bid referred to in the deposit period news release. A shorter initial deposit period (of at least 35 days from the date of the bid) is also available in the case of an outstanding or subsequent competing bid in circumstances where a target company issues a news release announcing its intention to effect a negotiated alternative transaction.

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(2)	Minimum Tender Requirement – An offeror may not take up securities under the terms of its take-over bid unless the bid has met a minimum tender requirement consisting of more than 50% of the outstanding securities of the class that are subject to the bid (excluding securities beneficially owned, or over which control or direction is exercised by the offeror or by any person acting jointly or in concert with the offeror) having been deposited under the bid and not withdrawn

(3)	Mandatory 10-day extension period – If, at the end of the initial deposit period, an offeror is obligated to take up securities deposited under the terms of a take-over bid, the offeror must extend the period during which securities may be deposited under the period of the bid for a mandatory 10-day extension period and promptly issue a news release announcing that, among other things, the minimum tender requirement has been satisfied, the number of securities deposited and not withdrawn as at the expiry of the initial deposit period and the period during which securities may be deposited under the bid has been extended for the mandatory ten-day extension period.

(4)	Equal Treatment – The take-over bid rules require that all holders of the same class of securities be offered identical consideration (or an identical choice of consideration). If a bidder increases the consideration to be paid for the securities during a take-over bid, this consideration must be increased for all shareholders, even if the bidder has already taken up and paid for some shares. The bidder (and anyone acting jointly or in concert with the bidder) is prohibited from entering into any collateral agreements or understanding that will (directly or indirectly) provide a shareholder of the target company with consideration of greater value than that paid or payable to other shareholders of the same class, subject to certain exemptions.

In addition to NI 62-104, there are also further regulations and guidance (including certain disclosure requirements) provided pursuant to National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues (“NI 62-103”), National Policy 62-202 – Take-Over Bids – Defensive Tactics, National Policy 62-203 – Take-Over Bids and Issuer Bids, and applicable exchange rules.

Stockholder Ownership Disclosure Threshold in Bylaws

Neither our articles nor our bylaws contain a provision governing the ownership threshold above which shareholder ownership must be disclosed. Pursuant to Canadian securities legislation, an Early Warning Report and an Insider Report must be filed if a shareholder obtains ownership on a partially diluted basis of 10% or greater of the issued and outstanding Common Shares of the Company.

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Special Conditions for Changes in Capital

The conditions imposed by the Company’s articles are not more stringent than required under the OBCA.

Comparison of Ontario and Delaware Corporate Law

The Company is a corporation governed by the OBCA. The OBCA differs in some material respects from the laws generally applicable to Delaware corporations under the Delaware General Corporation Law (the “DGCL”). Below is a summary of certain of those material differences. This summary is qualified in its entirety by reference to the DGCL, the OBCA, and the Company’s Articles and bylaws.

	Delaware	OBCA

Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

Under the OBCA, certain corporation alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the property of a corporation (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution means a resolution that is (i) submitted to a meeting of the shareholders of a corporation and passed, with or without amendment, by at least a majority of the votes cast, or (ii) consented to in writing by each shareholder of the corporation (or their authorized attorney) entitled to vote at such a meeting.

A special resolution means a resolution that is (i) submitted to a special meeting of the shareholders and passed, with or without amendment, by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation (or their authorized attorney) entitled to vote at such a meeting.

Under the OBCA, unless otherwise provided for in the articles, an action that adds to, removes or changes the rights, privileges, restrictions or conditions attached to issued shares of a class or series must be approved by a special separate resolution of the holders of the class or series of shares being affected.

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Delaware	OBCA
The DGCL does not contain a procedure comparable to a plan of arrangement under the OBCA.

Arrangements are permitted under the OBCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Subject to any order of the court, a plan of arrangement must be approved, in each case by special resolution, by (i) the shareholders of a corporation, and (ii) holders of shares of each class or series entitled to vote.

The court may determine, among other things, to whom notice shall be given and whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The OBCA does not contain a provision comparable to Section 251(h) of the DGCL.

20

	Delaware	OBCA
Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The OBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

21

	Delaware	OBCA
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of such stockholder’s shares in lieu of the consideration such stockholder would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The OBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. Dissent rights are applicable when a corporation resolves to (i) amend its articles to change the restrictions on the issuance, transfer or ownership of the corporation’s shares; (ii) amend its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on; (iii) amalgamate with another corporation; (iv) continue the corporation into another jurisdiction; (v) continue the corporation under the Co-Operative Corporations Act or the Not-For-Profit Corporations Act, 2010; or (vi) sell, lease or exchange all or substantially all its property

A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, a merger in which one corporation owns, prior to the merger, 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

The OBCA provides that if, within 120 days after the making of a bid to acquire shares, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate or associate of the offeror) of any class of shares to which the bid relates, the offeror is entitled, upon complying with the section, to acquire the shares held by dissenting offerees.

An offeror may acquire the shares held by a dissenting offeree by sending, on or before the earlier of the sixtieth (60th) day following the termination of the bid and the one hundred and eightieth (180th) day following the date of the bid, an offeror’s notice to each dissenting offeree.

Dissenting offerees who have demanded payment for the fair value of his or her security may, within 30 days of receiving the offeror’s notice, apply to the court for additional security of payment for the fair value of their shares.

22

	Delaware	OBCA
Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Under the OBCA and the Company’s bylaws, and subject to certain exceptions, shareholders may take action without a meeting by executing a written resolution signed by all of the shareholders (or their authorized attorney) entitled to vote on that resolution.

A resolution in writing is as valid as if it had been passed at a meeting of the shareholders.

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.

Under the OBCA, the directors of the corporation may, at any time, call a special meeting of shareholders.

In addition, the holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. All shareholders entitled to vote as of the record date are entitled to notice of the meeting.

Subject to certain conditions, if the directors do not call a meeting within twenty-one days after receiving the shareholder’s requisition, any shareholder who signed the requisition may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the OBCA, and subject to a corporation’s articles or any unanimous shareholder agreement, a corporation may pay a dividend in money or other property (including by issuing shares or warrants by way of dividend) unless there are reasonable grounds for believing that the corporation is insolvent, or the payment of the dividend would render the corporation insolvent.

The OBCA provides that no rights, privileges, restrictions or conditions attached to a series of shares shall confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the OBCA, a corporation may purchase or otherwise acquire any of its issued shares or warrants. However, the acquisition is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above).

A corporation may also redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it, subject to similar solvency tests (as set out above).

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	Delaware	OBCA
Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the Company’s bylaws, a director ceases to hold office if he or she dies, is removed from office by the shareholders, ceases to be qualified for election as a director or, subject to the OBCA, resigns by a written resignation received by the Company.

Also under the Company’s bylaws, but subject to the OBCA, a quorum of directors may fill a vacancy on the board of directors. A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

Under the OBCA, if there is not a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or the OBCA, the directors in office shall call a special meeting of shareholders to fill the vacancy. If the directors fail to call a meeting, a shareholder may call the meeting.

In accordance with the OBCA and the Company’s bylaws, the board of directors may appoint an additional director provided that the total number of directors, after that appointment, would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

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	Delaware	OBCA
Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

Under the OBCA, and the Company’s bylaws, the shareholders of the corporation may by ordinary resolution remove any director(s) from office. If the holders of any class or series have an exclusive right to elect one or more directors, a director may only be removed by an ordinary resolution of that class or series.

A director’s vacancy may be filled at the meeting at which a director was removed.

According to the Company’s bylaws, the board of directors shall be elected at each annual meeting of shareholders, and each director will hold office until the close of the first annual meeting following his or her election, subject to certain exceptions. All directors are eligible for re-election or re-appointment.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Under the OBCA, directors, registered holders of shares, beneficial owners of shares and creditors of the corporation, (including their agents and legal representatives) may examine and take extracts of certain corporation records free of charge.

Public companies will allow any other person to examine certain records of the corporation upon payment of a reasonable fee.

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	Delaware	OBCA
Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution.

The directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. The directors must submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal.

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	Delaware	OBCA
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Pursuant to the Company’s bylaws, the Company will indemnify a director or officer, a former director or officer or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, to the fullest extent permitted by the OBCA.

Under the OBCA, a corporation may indemnify a present or former director or officer or another individual who acts or acted at the corporation’s request as a director or officer, or in a similar capacity, of another entity (the “indemnified individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the indemnified individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the indemnified individual is involved because of that association with the Company or such other entity, and provided that the indemnified individual (i) acted honestly and in good faith with a view to the best interests of the Company, and, (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such indemnified individual had reasonable grounds for believing that his or her conduct was lawful.

The Company may indemnify, with court approval, an indemnified individual in respect of an action by or on behalf of the Company or such other entity to obtain a judgment in its favor, to which the indemnified individual is made a party because of their association with the Company or such other entity.

An indemnified individual is entitled to indemnification from the Company as a matter of right if such indemnified individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the indemnified individual ought to have done and fulfilled the conditions set forth above.

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	Delaware	OBCA
Limited Liability of Directors and Officers	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director or officer to a corporation or its shareholders by reason of a director or officer’s breach of the director or officer’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director or officer obtains an improper personal benefit from the corporation; (iv) with respect to directors, the unlawful payment of a dividend or the unlawful approval a stock repurchase; or (v) in the case of an officer, any actions brought by or in the right of a corporation.

Under the OBCA, every director and officer of a corporation in exercising his or her powers and discharging his or her duties to the corporation shall (i) act honestly and in good faith with a view to the best interests of the corporation, and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Subject to the OBCA’s unanimous shareholder agreement provisions, no provision in a contract, the articles of amalgamation, the bylaws or a resolution relieves a director or officer from the duty to act in accordance with the OBCA and the regulations thereunder or relieves him or her from liability for a breach thereof.

Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the derivative claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the OBCA, (i) a current or former shareholder (including a beneficial shareholder); (ii) a current or former director of a corporation; or (iii) any person who, in the discretion of the court, is an appropriate person (a “complainant”) may bring an application to prosecute, defend, or discontinue an action on behalf of a corporation (a derivative action).

A complainant may apply to the court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries or intervene in an action in which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of a body corporate if the complainant has given fourteen days’ notice to the directors of the corporation, and the court is satisfied that (i) the directors of the corporation will not bring, prosecute, defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interest of the corporation for the action to be prosecuted or defended.

Under the OBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate, including an order requiring the corporation to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

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	Delaware	OBCA
Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, the DGCL does not provide for a remedy for a breach of fiduciary duties that is comparable to the OBCA’s oppression remedy.

The OBCA’s oppression remedy enables a court to make an order (interim or final) to rectify conduct that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation. To determine whether the oppression remedy is appropriate, the court will consider the corporation’s actions and/or omissions (including decisions made by the directors), and the business and affairs of the corporation.

Under the OBCA, a complainant (as defined above) may bring an oppression application.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and preclude shareholders from realizing a potential premium over the market value of their shares.

According to the Company’s bylaws, shares of the Company may be issued at such times and to such persons and for such consideration as the directors determine.

Under the OBCA, the articles of a corporation may authorize the issuance of any class of shares in one or more series and may determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series.

Under the OBCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

In addition, the OBCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and preclude shareholders from realizing a potential premium over the market value of their shares.

29

	Delaware	OBCA
Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws, often referred to as “advance notice bylaws,” that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose information about the stockholder, including, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the Company’s bylaws, a shareholder may nominate a director pursuant to a proposal or requisition made in accordance with the provisions of the OBCA.

In addition, any person who at (i) the close of business on the date of giving notice; and (ii) on the record date for notice of such meeting, is a registered security holder of one or more shares carrying the right to vote, or who beneficially owns shares that are entitled to be voted (“Nominating Shareholder”), may elect a director, subject to fulfilling certain notice procedures. A Nominating Shareholder is required to give timely notice in the proper written form, as outlined in the bylaws.

To be in proper form, the notice of the Nominating Shareholder must set forth, amongst other things, (i) each proposed director nominee, and any other information relating to the nominee that would be required to be disclosed in a dissident’s proxy circular under the OBCA and applicable security laws, and (ii) any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular under the OBCA and applicable security laws.

In certain circumstances, the corporation may refuse to process a proposal.

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Description of the Securities

This prospectus contains summary descriptions of the common shares, debt securities, subscription receipts, warrants, rights and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

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Description of Common Shares

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common shares from time to time, as set forth in the applicable prospectus supplement. See “Description of Share Capital” above.

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Description of Debt Securities

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities in respect of which a prospectus supplement will be filed. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in a prospectus supplement filed in respect of such debt securities.

Debt securities may be offered separately or in combination with one or more other securities. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

Debt securities will be issued under one or more indentures (each, a “debt indenture”), in each case between the Company and an appropriately qualified entity authorized to carry on business as a trustee. The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable debt indenture.

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. We have filed a form of indenture as Exhibit 4.4 to the registration statement of which this prospectus is a part. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The debt securities may be issued from time to time in one or more series and may be convertible into other securities. The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

Any prospectus supplement for debt securities will contain the specific terms and other information with respect to the debt securities being offered thereby, including:

●	the designation, aggregate principal amount and authorized denominations of such debt securities;

●	any limit upon the aggregate principal amount of such debt securities;

●	the currency or currency units for which such debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

●	the issue price (at par, at a discount or at a premium) of such debt securities;

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●	the date or dates on which such debt securities will be issued and delivered;

●	the date or dates on which such debt securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

●	the rate or rates per annum (either fixed or floating, respectively) at which such debt securities will bear interest (if any) and, if floating, the method of determination of such rate;

●	the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

●	if applicable, the provisions for subordination of such debt securities to other indebtedness of the Company;

●	any redemption term or terms under which such debt securities may be defeased whether at or prior to maturity;

●	any repayment or sinking fund provisions;

●	any events of default applicable to such debt securities;

●	whether such debt securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any exchange or conversion terms and any provisions for the adjustment thereof;

●	if applicable, the ability of the Company to satisfy all or a portion of any redemption of such debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued; and

●	any other specific terms or covenants applicable to such debt securities.

The Company may include in a prospectus supplement specific terms pertaining to the debt securities that are in addition to, or in lieu of, the terms debt securities as described in this prospectus. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms of the debt securities described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank pari passu (except as to sinking funds) with all other unsubordinated and unsecured indebtedness of the Company, including other debt securities issued under the debt indenture.

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Description of Subscription Receipts

The Company may issue subscription receipts, independently or together with other securities. Subscription receipts will be issued under one or more subscription receipt agreements.

A subscription receipt is a security of the Company that will entitle the holder to receive one or more common shares or a combination of common shares and warrants, upon the completion of a transaction, typically an acquisition by the Company of the assets or securities of another entity. After the offering of subscription receipts, the subscription proceeds for the subscription receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of subscription receipts will not have any rights of shareholders of the Company. Holders of subscription receipts are only entitled to receive common shares or warrants or a combination thereof upon the surrender of their subscription receipts to the escrow agent or to a return of the subscription price for the subscription receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the subscription receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this prospectus relating to any subscription receipt agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

A prospectus supplement will set forth the following terms relating to the subscription receipts being offered:

●	the designation of the subscription receipts;

●	the aggregate number of subscription receipts offered and the offering price;

●	the terms, conditions and procedures for which the holders of subscription receipts will become entitled to receive common shares or warrants or a combination thereof;

●	the number of common shares or warrants or a combination thereof that may be obtained upon the conversion of each subscription receipt and the period or periods during which any conversion must occur;

●	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

●	the gross proceeds from the sale of such subscription receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such subscription receipts, plus any interest earned thereon;

●	the material income tax consequences of owning, holding and disposing of such subscription receipts;

●	whether such subscription receipts will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or conversion of the subscription receipts; and

●	any other material terms and conditions of the subscription receipts.

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Description of Warrants

This section describes the general terms that will apply to any warrants for the purchase of common shares (the “equity warrants”) or for the purchase of debt securities (the “debt warrants”).

Warrants may be offered separately or together with other securities, as the case may be. Each series of warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as warrant agent or may be issued as stand-alone contracts. The applicable prospectus supplement will include details of the warrant agreements governing the warrants being offered. The warrant agent is expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered hereunder. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement, if any.

Equity Warrants

The particular terms of each issue of equity warrants will be described in a related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of the equity warrants;

●	the price at which the equity warrants will be offered;

●	the currency or currencies in which the equity warrants will be offered;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	the class and/or number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

●	the terms of any provisions allowing for adjustment in (i) the class and/or number of common shares or other securities or property that may be purchased, or (ii) the exercise price per common share;

●	whether the Company will issue fractional shares;

●	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

●	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

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●	whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	whether the Company has applied to list the equity warrants and/or the related common shares on a stock exchange; and

●	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants, if any, will be described in a prospectus supplement. Such description will include, where applicable:

●	the designation and aggregate number of debt warrants;

●	the price at which the debt warrants will be offered;

●	the currency or currencies in which the debt warrants will be offered;

●	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

●	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

●	the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of debt warrants that may be exercised at any one time;

●	whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions; and

●	any other material terms or conditions of the debt warrants.

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Description of Units

The Company may issue units comprised of one or more of the other securities described herein in any combination. A prospectus supplement relating to the particular units offered, if any, will describe the terms of such units and, as applicable, the terms of such other securities.

Each unit is expected to be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit is expected to have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, as the case may be, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other material terms and conditions of the units.

The preceding description and any description of units in an applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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Plan of Distribution

We may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the TSXV and Nasdaq. We may elect to list any securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

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If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange (if the securities are listed on an exchange) in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in any such sale transaction will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, certain of the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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Expense of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$16,530
Printing and postage expenses		(1)
Legal fees and expenses		(1)
Trustee fees and expenses		(1)
Accounting fees and expenses		(1)
Rating agency fees		(1)
Taxes		(1)
Total		(1)

(1) These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

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Certain Income Tax Considerations

Material Canadian and/or U.S. income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. You are urged to consult your own tax advisors prior to any acquisition of our securities.

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Enforceability of Civil Liabilities

The Company is incorporated under and governed by the OBCA. Some of the directors and officers of the Company, as well as some of the entities named as experts in this prospectus, are residents of Canada or otherwise reside outside of the U.S., and all or a substantial portion of their assets are located outside the U.S. It may be difficult for investors who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for investors who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon our civil liability and the civil liability of the Company’s directors, officers and experts under the U.S. federal securities laws. A final judgment for a liquidated sum in favor of a private litigant granted by a U.S. court and predicated solely upon civil liability under U.S. federal securities laws would, subject to certain exceptions identified in the law of individual provinces and territories of Canada, likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon U.S. federal securities law on application of the conflict of laws principles of the province or territory in Canada in which the claim is brought.

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Legal Matters

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of POET by Katten Muchin Rosenman LLP with respect to U.S. legal matters and by Bennett Jones LLP with respect to Canadian legal matters. In addition, if legal matters in connection with any offering of securities made pursuant to this prospectus are passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to such offering.

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Experts

The consolidated financial statements of POET Technologies Inc. as of December 31, 2022, 2021 and 2020 and for each of the three years in the period ended December 31, 2022 incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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PART II

Information Not Required In Prospectus

Item 8. Indemnification of Directors and Officers.

Section 136 of the OBCA and Section 6 of the bylaws provide for indemnification of our directors and officers.

Section 136 of the OBCA provides as follows:

Indemnification

136. (1) A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2) A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

Limitation

(3) A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

Same

(4) In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Derivative actions

(4.1) A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

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Right to indemnity

(4.2) Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4).

Insurance

(4.3) A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a) in the individual’s capacity as a director or officer of the corporation; or

(b) in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

Application to court

(5) A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6) Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Section 6 of the bylaws contains the following provisions with respect to indemnification of our directors and officers with respect to certain insurance we maintain with respect to its indemnification obligations:

6. PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

6.1 Indemnification of Directors and Officers. The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, and the heirs and legal representatives of such a person to the fullest extent permitted by the Act.

6.2 Insurance. The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.1 to the extent permitted by the Act.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

Exhibit Index

Number	Description
1.1	Form of Underwriting Agreement*
4.1	Certificate and Articles of Continuance (incorporated by reference to Exhibit 1.1 to Amendment No. 1 to the Company’s Registration Statement on Form 20-F filed on May 15, 2014 (File No. 000-55135)
4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F filed with the SEC on April 13, 2015)
4.3	Articles of Amendment, dated February 24, 2022 (incorporated by reference to Exhibit 1.3 to the Company’s Annual Report on Form 20-F filed with the SEC on April 27, 2022)
4.4	Form of Indenture (incorporated by reference to Exhibit 7.1 to the Company’s Registration Statement on Form F-10/A filed with the SEC on October 3, 2016 (File No. 333-213422))
4.5	Form of Warrant Agreement*
4.6	Form of Subscription Receipt Agreement*
4.7	Form of Rights Agreement*
4.8	Form of Unit Agreement*
5.1	Opinion of Bennett Jones LLP
5.2	Opinion of Katten Muchin Rosenman LLP
23.1	Consent of Marcum LLP
23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1)
23.3	Consent of Katten Muchin Rosenman LLP (included in Exhibit 5.2)
24.1	Power of Attorney (included on signature page)
25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Indenture for Debt Securities**
107	Calculation of Fee Table

*	If applicable, to be filed by an amendment to the registration statement or as an exhibit to a report filed on Form 6-K and incorporated by reference herein.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

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Item 10. Undertakings.

The undersigned hereby undertakes:

(a)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) to include any prospectus required by section 10(a)(3) of the Securities Act;

(2) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1), (a)(2) and (a)(3) of this section do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

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(d)	to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3;

(e)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(1) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(f)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act (“Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada, on the 9th day of August, 2023.

POET TECHNOLOGIES INC.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chairman and Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Suresh Venkatesan and Thomas Mika and each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Suresh Venkatesan	Chairman, Chief Executive Officer and Director	August 9, 2023
Suresh Venkatesan	(Principal Executive Officer)

/s/ Thomas Mika	Chief Financial Officer	August 9, 2023
Thomas Mika	(Principal Financial Officer and Principal Accounting Officer)

/s/ Peter Charbonneau	Director	August 9, 2023
Peter Charbonneau

/s/ Theresa Lan Ende	Director	August 9, 2023
Theresa Lan Ende

/s/ Michal Lipson	Director	August 9, 2023
Michal Lipson

/s/ Jean-Louis Malinge	Director	August 9, 2023
Jean-Louis Malinge

/s/ Glen Riley	Director	August 9, 2023
Glen Riley

/s/ Chris Tsiofas	Director	August 9, 2023
Chris Tsiofas

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of POET Technologies Inc. in the United States, on the 9th day of August, 2023.

POET TECHNOLOGIES INC.

By:	/s/ Suresh Venkatesan
Name:	Suresh Venkatesan
Title:	Chief Executive Officer

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